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                                                                       Exhibit 2

                               ARTICLES OF MERGER
                    OF INTERNATIONAL RESORT DEVELOPERS, INC.
                INTO AMERISTAR INTERNATIONAL HOLDINGS CORPORATION

     Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act, the undersigned corporation hereby submits the following Articles of Merger and states the follows:

     A. The Plan of Merger (the "Plan") is attached as Exhibit A hereto and incorporated herein by this reference.

     B. The Plan was duly adopted by the vote of a majority of the shareholders of International Resort Developers, Inc. entitled to be cast at a meeting duly called and conducted on the 9th .day of December, 1997.

     C. Approval of the merger by the shareholders of AmeriStar International Holdings Corporation not being necessary pursuant to Tennessee code Annotated section 48-21-104 (h), the Plan was duly adopted by the unanimous written consent of the Board of Directors of AmeriStar International Holdings Corporation on the 14th day of November, 1997.

     d. As for the actions of International Resort Developers, Inc., and Idaho Corporation, the Plan and its implementation were duly authorized by all action required under the laws of State of Idaho.

     Date this 15th day of January, 1998.

                                    AmeriStar International Holdings Corporation

                                    By:           s/Pieter G.K. Oosthuizen
                                       -----------------------------------------
                                       Chairman of the Board of Directors


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                               ARTICLES OF MERGER
                    OF INTERNATIONAL RESORT DEVELOPERS, INC.
                INTO AMERISTAR INTERNATIONAL HOLDINGS CORPORATION

               The undersigned domestic corporations hereby agree to merge in accordance with the plan set forth below:

     A. The corporations intending to merge are International Resort Developers, Inc., an Idaho corporation (the "Merged Corporation"), and AmeriStar International Holdings Corporation, a Tennessee corporation (the "Surviving Corporation").

     B. The surviving corporation in the merger will be AmeriStar International Holdings Corporation, a Tennessee corporation.

     C. After the Plan of Merger is approved by the directors and shareholders of the Merged Corporation and the directors of the Surviving Corporation, the Surviving Corporation shall deliver to the Secretary of State of the State of Tennessee for filing Articles of Merger setting forth the information required by Section 48-21-107 of the Tennessee Business Corporation Act.

     D. The proposed merger shall be effective at 12:01 a.m. on January 1, 1998.

     E. Upon completion of the merger, each share of International Resort Developers, Inc.'s $0.10 par value common stock shall be converted into the right to receive one (1) share of AmeriStar International Holdings Corporation's $0.10 par value common stock.

        Dated this 12th day of November, 1997.

                                    AmeriStar International Holdings Corporation

                                    By:           s/Pieter G.K. Oosthuizen
                                       -----------------------------------------
                                       Chairman of the Board of Directors



                                    International Resort Developers, Inc.

                                    By:           s/Pieter G.K. Oosthuizen
                                       -----------------------------------------
                                       Chairman of the Board of Directors



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